Exhibit 99.1

Cimarex Reports First Quarter 2017 Results

DENVER, May 10, 2017 /PRNewswire/ --

Total Production up 11% sequentially
Oil Production up 15% sequentially
Upper Wolfcamp well in Eddy County further delineates play

Cimarex Energy Co. (NYSE: XEC) today reported first quarter 2017 net income of $131.0 million, or $1.38 per share. Adjusted first quarter net income (non-GAAP) was $99.7 million, or $1.05 per share, compared to first quarter 2016 adjusted net loss (non-GAAP) of $25.9 million, or $0.28 per share(1). Net cash provided by operating activities was $249.5 million in the first quarter of 2017 compared to $85.4 million in the first quarter of 2016. Adjusted cash flow from operations (non-GAAP) was $265.8 million in the first quarter of 2017 compared to $81.6 million in the first quarter a year ago(1).

Total company production came in above the high end of our guidance and averaged 1,063 million cubic feet equivalent (MMcfe) per day during the first quarter. This was a nine percent increase over first quarter 2016 and a 11 percent increase sequentially. Oil production averaged 52,181 barrels per day, a 15 percent increase sequentially.

Commodity prices improved significantly from a year ago and had a positive impact on Cimarex's financial results for the quarter. Realized oil prices averaged $47.71 per barrel versus $28.02 per barrel in the first quarter of 2016, an increase of 70 percent. Realized natural gas prices averaged $3.01 per Mcf, up 57 percent from the first quarter 2016 average of $1.92 per Mcf. NGL prices averaged $20.40 per barrel, up 107 percent from the $9.84 per barrel received in the same period one year ago. (See table of Average Realized Price by Region below.)

Cimarex invested $306 million in exploration and development during the first quarter, of which $197 million is attributable to drilling and completion activities. First quarter investments were funded with cash flow from operations and cash on hand. Total debt at March 31, 2017, consisted of $1.5 billion of long-term notes. Cimarex had no borrowings under its revolving credit facility and a cash balance of $579 million. Debt was 40 percent of total capitalization(2).

2017 Outlook

Cimarex is increasing its full-year production estimate for 2017 to 1.09 – 1.13 Bcfe per day, a midpoint increase of 15 percent over 2016 volumes. Second quarter output is expected to average 1.08 – 1.13 Bcfe per day, with oil production expected to outpace total company volume growth and rise 6 - 10 percent sequentially. Exploration and development capital for 2017 remains unchanged at $1.1 – 1.2 billion.

Expenses per Mcfe of production for the remainder of 2017 are estimated to be:

Production expense	$0.60 - 0.70
Transportation, processing and other expense	0.50 - 0.60
DD&A and ARO accretion*	1.05 - 1.15
General and administrative expense	0.20 - 0.25
Taxes other than income (% of oil and gas revenue)	5.0 - 6.0%
*Adjusted for the impact of the previously announced corrections to the ceiling test impairment.

Operations Update

Cimarex invested $306 million in exploration and development during the first quarter, 69 percent in the Permian Basin and 30 percent in the Mid-Continent. We completed 70 gross (26 net) wells during the quarter. At March 31, 2017, 82 gross (26 net) wells were awaiting completion, of which 14 gross (11 net) were in the Permian and 68 gross (15 net) were in the Mid-Continent. Cimarex is currently operating 14 drilling rigs.

WELLS BROUGHT ON PRODUCTION BY REGION

	For the Three Months Ended
	March 31,
	2017	2016
Gross wells
Permian Basin	25	7
Mid-Continent	45	15
	70	22
Net wells
Permian Basin	16	3
Mid-Continent	10	2
	26	5

Permian Region
Production from the Permian Basin averaged 577 MMcfe per day in the first quarter, a 21 percent increase from first quarter 2016 and 13 percent sequentially. Oil volumes represent 43 percent of the region's total production in the quarter. Oil volumes in the region were up 13 percent from the fourth quarter of 2016. Natural gas production increased 12 percent and NGL production was up 13 percent sequentially.

Cimarex brought 25 gross (16 net) wells on production in the Permian region during the first quarter. Of note, Cimarex completed an Upper Wolfcamp well in its White City area in Eddy County, New Mexico. The Pintail 23-26 Fed Com 10H had average peak 30-day initial production of 1,557 BOE (9.3 MMcfe) per day of which 1,000 barrels per day (64 percent) was oil. This well further delineates the Upper Wolfcamp to the north of Culberson County and represents our first test of the Upper Wolfcamp play in Eddy County.

In Reeves County, Texas, the Wood State project, a six-well infill project testing 12 wells per section in the Upper Wolfcamp, was recently brought on production. Five of the six wells are producing at an average peak 30-day initial production of 1,973 BOE (11.8 MMcfe) per day of which 902 barrels per day (46 percent) is oil. The sixth well is currently shut-in and waiting on remediation.

There were 14 gross (11 net) wells waiting on completion on March 31. Cimarex is currently operating eight rigs in the Permian region.

Mid-Continent
Production from the Mid-Continent averaged 484 MMcfe per day for the first quarter, down two percent versus first quarter 2016. Sequentially, crude oil volumes were up 20 percent, natural gas production grew three percent and NGL volumes increased 16 percent.

During the first quarter Cimarex completed and brought on production 45 gross (10 net) wells in the Mid-Continent. At the end of the quarter, 68 gross (15 net) wells were waiting on completion. We currently operate six rigs in the region.

Production by Region
Cimarex's average daily production and commodity price by region are summarized below:

DAILY PRODUCTION BY REGION

	For the Three Months Ended
	March 31,
	2017	2016
Permian Basin
Gas (MMcf)	200.9	173.6
Oil (Bbls)	41,039	36,549
NGL (Bbls)	21,624	14,059
Total Equivalent (MMcfe)	576.8	477.3

Mid-Continent
Gas (MMcf)	285.0	298.4
Oil (Bbls)	11,053	9,253
NGL (Bbls)	22,151	23,148
Total Equivalent (MMcfe)	484.2	492.8

Total Company
Gas (MMcf)	487.2	472.9
Oil (Bbls)	52,181	46,110
NGL (Bbls)	43,804	37,263
Total Equivalent (MMcfe)	1,063.1	973.1

AVERAGE REALIZED PRICE BY REGION

	For the Three Months Ended
	March 31,
	2017	2016
Permian Basin
Gas ($ per Mcf)	2.89	1.96
Oil ($ per Bbl)	47.95	28.22
NGL ($ per Bbl)	18.22	7.93

Mid-Continent
Gas ($ per Mcf)	3.09	1.91
Oil ($ per Bbl)	46.81	27.07
NGL ($ per Bbl)	22.53	10.99

Total Company
Gas ($ per Mcf)	3.01	1.92
Oil ($ per Bbl)	47.71	28.02
NGL ($ per Bbl)	20.40	9.84

Other

The following table summarizes the company's current open hedge positions:

		2Q17	3Q17	4Q17	1Q18	2Q18	Average
Gas:	PEPL(3)
	Volume (MMBtu/d)	140,000	120,000	90,000	60,000	30,000	88,100
	Wtd Avg Floor	$ 2.53	$ 2.60	$ 2.72	$ 2.73	$ 2.57	$ 2.62
	Wtd Avg Ceiling	$ 3.06	$ 3.12	$ 3.20	$ 3.23	$ 3.14	$ 3.13

El Paso Perm(3)
	Volume (MMBtu/d)	103,000	80,000	60,000	40,000	20,000	60,800
	Wtd Avg Floor	$ 2.58	$ 2.63	$ 2.74	$ 2.75	$ 2.50	$ 2.64
	Wtd Avg Ceiling	$ 3.09	$ 3.13	$ 3.20	$ 3.22	$ 3.04	$ 3.13

Oil:	WTI(4)
	Volume (Bbl/d)	24,000	20,000	15,000	10,000	4,000	14,600
	Wtd Avg Floor	$ 44.23	$ 46.08	$ 47.27	$ 48.40	$ 50.00	$ 46.25
	Wtd Avg Ceiling	$ 53.91	$ 56.19	$ 57.51	$ 59.05	$ 58.96	$ 56.26

Conference call and webcast
Cimarex will host a conference call today at 11:00 a.m. EDT (9:00 a.m. MDT). The call will be webcast and accessible on the Cimarex website at www.cimarex.com. To join the live, interactive call, please dial 866-367-3053 ten minutes before the scheduled start time (callers in Canada dial 855-669-9657 and international callers dial 412-902-4216).

A replay will be available on the company's website and via the Cimarex App.

Investor Presentation
For more details on Cimarex's first quarter 2017 results, please refer to the company's investor presentation available at www.cimarex.com.

About Cimarex Energy
Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent and Permian Basin areas of the U.S.

This press release contains forward-looking statements, including statements regarding projected results and future events. In particular, the company is providing revised "2017 Outlook", which contains projections for certain 2017 operational and financial metrics. These forward-looking statements are based on management's judgment as of the date of this press release and include certain risks and uncertainties. Please refer to the company's Annual Report on Form 10-K/A for the year ended December 31, 2016, filed with the SEC, and other filings including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, for a list of certain risk factors that may affect these forward-looking statements.

Actual results may differ materially from company projections and other forward-looking statements and can be affected by a variety of factors outside the control of the company including among other things: oil, NGL and natural gas price levels and volatility; higher than expected costs and expenses, including the availability and cost of services and materials; compliance with environmental and other regulations; risks associated with operating in one major geographic area; environmental liabilities; the ability to receive drilling and other permits and rights-of-way in a timely manner; development drilling and testing results; declines in the values of our oil and gas properties resulting in impairments; the potential for production decline rates to be greater than expected; performance of acquired properties and newly drilled wells; costs and availability of third party facilities for gathering, processing, refining and transportation; regulatory approvals, including regulatory restrictions on federal lands; legislative or regulatory changes, including initiatives related to hydraulic fracturing, emissions and disposal of produced water; unexpected future capital expenditures; economic and competitive conditions; the ability to obtain industry partners to jointly explore certain prospects, and the willingness and ability of those partners to meet capital obligations when requested; changes in estimates of proved reserves; derivative and hedging activities; the success of the company's risk management activities; title to properties; litigation; the ability to complete property sales or other transactions; the effectiveness of controls over financial reporting; and other factors discussed in the company's reports filed with the SEC. Cimarex Energy Co. encourages readers to consider the risks and uncertainties associated with projections and other forward-looking statements. In addition, the company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

____________________________

(1)	Adjusted net income and adjusted cash flow from operations are non-GAAP financial measures. See below for reconciliations of the related GAAP amounts.

(2)	Debt to total capitalization is calculated by dividing long-term debt ($1.5 billion) by long-term debt ($1.5 billion) plus stockholders' equity ($2.2 billion).

(3)	PEPL refers to Panhandle Eastern Pipe Line Tex/OK Mid-Continent index and El Paso Perm is El Paso Permian Basin index both as quoted in Platt's Inside FERC.

(4)	WTI refers to West Texas Intermediate oil price as quoted on the New York Mercantile Exchange.

RECONCILIATION OF ADJUSTED NET INCOME (LOSS) AND ADJUSTED EARNINGS (LOSS) PER SHARE

The following table provides a reconciliation from generally accepted accounting principles (GAAP) measures of net income (loss) and earnings (loss) per share to adjusted net income (loss) and adjusted earnings (loss) per share (non-GAAP) for the periods indicated.

	For the Three Months Ended
	March 31,
	2017	2016
	(in thousands, except per share data)

Net income (loss)	$130,972	$(231,459)
Impairment of oil and gas properties	-	318,786
Mark-to-market (gain) loss on open derivative positions	(49,921)	4,640
Tax impact	18,671	(117,913)
Adjusted net income (loss)	$99,722	$(25,946)
Diluted earnings (loss) per share*	$1.38	$(2.49)
Adjusted diluted earnings (loss) per share*	$1.05	$(0.28)

Diluted shares attributable to common stockholders and participating securities	95,166	93,000

Adjusted net income (loss) and adjusted diluted earnings (loss) per share excludes the noted items because management believes these items affect the comparability of operating results. The company discloses these non-GAAP financial measures as a useful adjunct to GAAP earnings because:

a) Management uses adjusted net income (loss) to evaluate the company's operating performance between periods and to compare the company's performance to other oil and gas exploration and production companies.

b) Adjusted net income (loss) is more comparable to earnings estimates provided by research analysts.

*	Earnings (loss) per share are based on actual figures rather than the rounded figures presented.

RECONCILIATION OF ADJUSTED CASH FLOW FROM OPERATIONS

The following table provides a reconciliation from generally accepted accounting principles (GAAP) measures of net cash provided by operating activities to adjusted cash flows from operations (non-GAAP) for the periods indicated.

	For the Three Months Ended
	March 31,
	2017	2016
	(in thousands)
Net cash provided by operating activities	$249,514	$85,405
Change in operating assets and liabilities	16,320	(3,814)
Adjusted cash flow from operations	$265,834	$81,591

Management uses the non-GAAP financial measure of adjusted cash flow from operations as a means of measuring our ability to fund our capital program and dividends, without fluctuations caused by changes in current assets and liabilities, which are included in the GAAP measure of net cash provided by operating activities.  Management believes this non-GAAP financial measure provides useful information to investors for the same reason, and that it is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

OIL AND GAS CAPITALIZED EXPENDITURES

	For the Three Months Ended
	March 31,
	2017	2016
	(in thousands)
Acquisitions:
Proved	$—	$3,324
Unproved	3,033	10,568
Net purchase price adjustments	5	(2,962)
	3,038	10,930

Exploration and development:
Land and seismic	77,185	11,162
Exploration and development	228,467	147,022
	305,652	158,184

Sale proceeds:
Proved	—	(12,500)
Unproved	(4,966)	—
Net purchase price adjustments	65	(471)
	(4,901)	(12,971)

	$303,789	$156,143

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (unaudited)

	For the Three Months Ended
	March 31,
	2017	2016
	(in thousands, except per share data)

Revenues:
Oil sales	$224,066	$117,573
Gas sales	131,945	82,608
NGL sales	80,426	33,352
Gas gathering and other, net	10,739	7,067
	447,176	240,600
Costs and expenses:
Impairment of oil and gas properties	—	318,786
Depreciation, depletion, amortization, and accretion	97,436	112,934
Production	62,421	70,702
Transportation, processing, and other operating	55,023	46,443
Gas gathering and other	8,427	8,080
Taxes other than income	21,313	13,839
General and administrative	18,034	13,897
Stock compensation	6,288	5,528
Gain on derivative instruments, net	(43,861)	(428)
Other operating expense, net	616	90
	225,697	589,871

Operating income (loss)	221,479	(349,271)

Other (income) and expense:
Interest expense	21,052	20,805
Capitalized interest	(6,641)	(4,904)
Other, net	(2,210)	(1,650)

Income (loss) before income tax	209,278	(363,522)
Income tax expense (benefit)	78,306	(132,063)

Net income (loss)	$130,972	$(231,459)

Earnings (loss) per share to common stockholders:

Basic	$1.38	$(2.49)
Diluted	$1.38	$(2.49)

Dividends declared per share	$0.08	$0.08

Shares attributable to common stockholders:
Unrestricted common shares outstanding	93,389	93,000
Diluted common shares	93,428	93,000

Shares attributable to common stockholders and participating securities:
Basic shares outstanding	95,128	N/A*
Fully diluted shares	95,166	N/A*

Comprehensive income (loss):
Net income (loss)	$130,972	$(231,459)
Other comprehensive income:
Change in fair value of investments, net of tax	402	85
Total comprehensive income (loss)	$131,374	$(231,374)

*	Due to the net loss in the period ended March 31, 2016, shares of 94,824, which include participating securities, are not considered in the loss per share calculations.

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS (unaudited)

	For the Three Months Ended
	March 31,
	2017	2016
	(in thousands)

Cash flows from operating activities:
Net income (loss)	$130,972	$(231,459)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Impairment of oil and gas properties	—	318,786
Depreciation, depletion, amortization, and accretion	97,436	112,934
Deferred income taxes	78,312	(132,063)
Stock compensation	6,288	5,528
Gain on derivative instruments, net	(43,861)	(428)
Settlements on derivative instruments	(6,060)	5,068
Changes in non-current assets and liabilities	1,019	1,863
Other, net	1,728	1,362
Changes in operating assets and liabilities:
Receivables	(44,662)	33,147
Other current assets	(2,965)	11,982
Accounts payable and other current liabilities	31,307	(41,315)
Net cash provided by operating activities	249,514	85,405
Cash flows from investing activities:
Oil and gas expenditures	(311,841)	(176,395)
Sales of oil and gas assets	4,901	12,971
Sales of other assets	45	88
Other capital expenditures	(8,082)	(9,477)
Net cash used by investing activities	(314,977)	(172,813)
Cash flows from financing activities:
Dividends paid	(7,577)	(15,104)
Employee withholding taxes paid upon the net settlement of equity-classified stock awards	(938)	(345)
Proceeds from exercise of stock options and other	10	114
Net cash used by financing activities	(8,505)	(15,335)
Net change in cash and cash equivalents	(73,968)	(102,743)
Cash and cash equivalents at beginning of period	652,876	779,382
Cash and cash equivalents at end of period	$578,908	$676,639

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
	March 31,	December 31,
	2017	2016
Assets	(in thousands, except share data)
Current assets:
Cash and cash equivalents	$578,908	$652,876
Receivables, net of allowance	319,142	274,597
Oil and gas well equipment and supplies	37,487	33,342
Derivative instruments	6,381	—
Other current assets	7,309	8,489
Total current assets	949,227	969,304
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	16,519,581	16,225,495
Unproved properties and properties under development, not being amortized	489,888	478,277
	17,009,469	16,703,772
Less – accumulated depreciation, depletion, amortization, and impairment	(14,434,516)	(14,349,505)
Net oil and gas properties	2,574,953	2,354,267
Fixed assets, net of accumulated depreciation	203,917	205,465
Goodwill	620,232	620,232
Derivative instruments	2,438	—
Deferred income taxes	10,424	55,835
Other assets	32,808	32,621
	$4,393,999	$4,237,724
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$86,182	$74,486
Accrued liabilities	268,926	278,781
Derivative instruments	10,838	49,370
Revenue payable	141,376	119,715
Total current liabilities	507,322	522,352
Long-term debt:
Principal	1,500,000	1,500,000
Less – unamortized debt issuance costs	(11,500)	(12,061)
Long-term debt, net	1,488,500	1,487,939
Other liabilities	187,228	184,444
Total liabilities	2,183,050	2,194,735
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 95,116,764 and 95,123,525 shares issued, respectively	951	951
Additional paid-in capital	2,771,296	2,763,452
Retained earnings (accumulated deficit)	(562,645)	(722,359)
Accumulated other comprehensive income	1,347	945
Total stockholders' equity	2,210,949	2,042,989
	$4,393,999	$4,237,724

CONTACT: Cimarex Energy Co., Karen Acierno, 303-285-4957, www.cimarex.com